Exhibit 10.1

                             Amendment No. 1 to the
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                        All American Semiconductor, Inc.
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                    Deferred Compensation Plan for Executives
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         The All American Semiconductor, Inc. Deferred Compensation Plan for
Executives effective as of January 1, 1988 is hereby amended, effective June 30, 2003, to add the following language to the end of the first paragraph of Section 6(a):

           ",or, notwithstanding anything to the contrary contained in the Plan (including, without limitation, any limitation on the annual Benefit that can be paid under the Plan and in lieu thereof), if such Participant is at least the age of 65 and has at such time 25 or more years of service with the Company, such Participant can make an election to receive at such time a lump sum benefit in an amount to be determined by the Compensation Committee of the Board of Directors in its sole discretion and, in connection therewith, to forgo all other benefits under the Plan."

         Except as amended above, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment No. 1 to the All American Semiconductor, Inc. Deferred Compensation Plan for Executives is hereby adopted effective as of the 30th day of June, 2003.

         BOARD OF DIRECTORS OF ALL AMERICAN SEMICONDUCTOR, INC.

         By: /s/ Paul Goldberg
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             Paul Goldberg, Chairman of the Board